CMO Desk

Deal Summary Report

CSFB03-19G2BBG 15 year 4.8's

Date:07/10/2003 22:22:13

CMO Structuring Desk: 212 325-4314 Fax: 212 325-8148

Closing Date: 7/31/2003

WHOLE 15 year Pricing Speed: 300 PSA

First Pay: 8/25/2003

WAC:5.45 WAM:178.00

Tranche Name	Balance	Coupon	Payment Window	Aver. Life	Dur	Tx/ Index	Spread Margin	Yield	Price%	Description	Cap	Mutt	Bal %
2A1	56,891,250.00			4.35		0.00				"Senior Bond, 97.25 perc			97.25
2B1	1,608,750.00	4.75000	8/03- 5/18	7.28						"Sub. Bond, 2.75 percen			2.75

Tot: 2

58,500,000

4.75000

4.43

Collateral

Type	Bal(MM)	Coup	Prepay	WAM	Age	AcrInt(M)	WAC
WHOLE	58.500	4.750	PSA 300	178	2	231.562	5.450

# 1

58.500 4.7500

178.0 2.0 231.562

Yield Curve

Indices

Yr      1.97    4.76    9.76   28.01

1ML

Yld    1.605   2.886   4.006   4.795

1.340

This information is being provided in response to your specific request for information. The information has been prepared and furnished to you solely by CREDIT SUISSE FIRST BOSTON CORPORATION (CSFBC) and not the Issuer of the Securities or any of its affiliates. The preliminary description of the underlying assets has not been independently verified by CSFBC. CSFBC is not acting as agent for the Issuer or its affiliates in connection with the proposed transaction. All information contained herein is preliminary, limited in nature and subject to completion or amendment. CSFBC makes no representation that the above referenced security will actually perform as described in any scenario. The above analysis alone is not intended to be a prospectus and any investment decision with respect to the security should be made by you based solely upon the information contained in the final prospectus. Under no circumstances shall the information presented constitute an offer to sell or solicitation of an offer to buy nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities may not be sold nor may an offer to buy be accepted prior to the delivery of a final prospectus relating to the securities.